UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2026

KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On June 16, 2026, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of February 16, 2026, by and among the Company, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), and Kona Merger Subsidiary, Inc., a Delaware corporation and subsidiary of Parent (“Merger Sub”), as amended by that certain Amendment to Agreement and Plan of Merger, dated as of March 15, 2026 (the “Merger Agreement”). Concurrently with the execution and delivery of the Merger Agreement on February 16, 2026, William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch, In Ku Lee and certain affiliates of Fairfax Financial Holdings Limited (“Fairfax”) that were securityholders of the Company (collectively, the “Rollover Stockholders”) entered into Rollover Agreements (the “Rollover Agreements”) with Parent and, as applicable, Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”).

Immediately prior to the effective time (the “Effective Time”) of the Merger (as defined below), certain shares held by the Rollover Stockholders (the “Rollover Shares”) were contributed to Parent or Holdco, as applicable, in exchange for limited liability company units or other securities of Parent or Holdco (which thereafter contributed such shares to Parent in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent), as applicable, in accordance with the Rollover Agreements. At the Effective Time, in accordance with the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Surviving Company” and, such merger, the “Merger”). The Rollover Stockholders hold indirect equity interests in the Surviving Company through their ownership interests in Parent or Holdco, as applicable.

Item 1.01. Entry Into a Material Definitive Agreement.

As previously announced, on May 29, 2026, Kennedy-Wilson, Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, completed the issuance and sale of $1.8 billion in aggregate principal amount of senior notes, consisting of $1.1 billion aggregate principal amount of 7.000% senior notes due 2031 (the “2031 Notes”) and $700 million aggregate principal amount of 7.250% senior notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Notes”), pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The gross proceeds from the issuance and sale of the Notes were deposited into an escrow account for the benefit of the holders of the Notes pending the consummation of the Merger.

On June 16, 2026, following the Effective Time, the escrowed property was released pursuant to the terms of an Escrow Agreement, dated May 29, 2026, by and among the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Wilmington Trust, National Association, as escrow agent, and the net proceeds from the Notes were used to, among other things (i) redeem in full the Issuer’s 4.750% senior notes due 2029 (the “2029 Notes”) and 4.750% senior notes due 2030 (the “2030 Notes”) and pay any related premiums, fees and expenses, including accrued and unpaid interest with respect to the 2029 Notes and 2030 Notes and (ii) purchase $594,152,000 aggregate principal amount of the Issuer’s 5.000% senior notes due 2031, pursuant to the fundamental change provisions of the indenture governing such notes.

Following the release of the escrowed property, the Notes are fully and unconditionally guaranteed on an unsecured basis by the Company and certain of its subsidiaries, pursuant to Supplemental Indenture No. 2031-2, dated as of June 16, 2026 (“Supplemental Indenture No. 2031-2”), by and among the Issuer, the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee, with respect to the 2031 Notes and Supplemental Indenture No. 2033-2, dated as of June 16, 2026 (“Supplemental Indenture No. 2033-2” and, together with Supplemental Indenture No. 2031-2, the “Supplemental Indentures”), by and among the Issuer, the Company, the Subsidiary Guarantors and the Trustee, with respect to the 2033 Notes.

In addition, following the release of the escrowed property, the Notes are no longer subject to the previously announced special mandatory redemption.

The description of the Supplemental Indentures contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to Supplemental Indenture No. 2031-2 and Supplemental Indenture No. 2033-2, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreements.

The information provided in the Introduction of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

At the Effective Time, the Company terminated the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (the “Plan”) with respect to any further awards thereunder following the Effective Time.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introduction and Items 3.03, 5.01, 5.02 and 5.03 of this Current Report is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time and as a result of the Merger, each share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), outstanding immediately prior to the Effective Time (other than (i) each share (a) held in the treasury of the Company or owned by any wholly owned subsidiary of the Company or (b) held, directly or indirectly, by Parent or Merger Sub or any of their wholly owned subsidiaries, which were automatically canceled without any conversion thereof and no payment or distribution was made with respect thereto; (ii) each Rollover Share; and (iii) shares of Company Common Stock owned by stockholders of the Company who had validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) ceased to exist and was converted automatically into the right to receive $10.90 in cash per share, without interest (the “Merger Consideration”). At the Effective Time, each share of 4.75% Series B Cumulative Perpetual Preferred Stock (the “Company Series B Preferred Stock”) and 6.00% Series C Cumulative Perpetual Preferred Stock (the “Company Series C Preferred Stock” and, together with the Company Series B Preferred Stock, the “Company Preferred Stock”) outstanding immediately prior to the Effective Time remained outstanding in accordance with the terms and conditions of, as applicable, that certain Certificate of Designations Establishing the Company Series B Preferred Stock, dated as of March 8, 2022 (the “Series B Certificate of Designations”) and that certain Certificate of Designations Establishing the Company Series C Preferred Stock, dated as of June 15, 2023 (the “Series C Certificate of Designations”) and represented shares of Company Series B Preferred Stock or Company Series C Preferred Stock, as applicable, of the Surviving Company on the terms set forth in the Series B Certificate of Designations or the Series C Certificate of Designations, as applicable. Immediately prior to the closing of the Merger, Parent and the applicable holders elected to cancel, and canceled, each warrant issued in connection with the Company Series B Preferred Stock pursuant to that certain Warrant Agreement, dated as of March 8, 2022 (collectively, the “Company Series B Warrants”), and each warrant issued in connection with the Company Series C Preferred Stock pursuant to that certain Warrant Agreement, dated as of June 16, 2023 (collectively, the “Company Series C Warrants” and, together with the Company Series B Warrants, the “Company Warrants”), for no consideration in accordance with the Merger Agreement. In addition, each share of 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Company Series A Preferred Stock”), outstanding immediately prior to the Effective Time, was redeemed by the Company immediately prior to the closing of the Merger for $1,000.00 per share plus accrued and unpaid dividends and in accordance with the terms and conditions of that certain Certificate of Designations Establishing the Company Series A Preferred Stock, dated as of November 7, 2019.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each restricted stock unit subject to service-based vesting conditions (each, a “Company RSU”) and each restricted stock unit subject to performance-based vesting conditions (each, a “Company PSU”) granted pursuant to the Plan (other than any Canceled RSUs/PSUs (as defined below)) that was outstanding as of immediately prior to the Effective Time automatically vested in full, to the extent unvested, and was canceled and converted into the right to receive a lump-sum cash payment, without interest, equal to the product obtained by multiplying (x) the total number of shares underlying such Company RSU or Company PSU, as applicable, by (y) the Merger Consideration, plus any accrued unpaid dividend equivalents thereon, subject to any required withholding of taxes; provided that, in the case of Company PSUs, the total number of shares underlying such Company PSU was determined based on target level achievement of the applicable performance goals. At the Effective Time, each Company PSU and Company RSU that was subject to any Rollover Agreement (each, a “Canceled RSU/PSU”) was automatically canceled, entitling the holder thereof to a cash payment with respect to accrued and unpaid dividend equivalents with respect thereto.

Additionally, at the Effective Time, each bonus unit granted pursuant to a written letter agreement by and between the Company and an employee of the Company (each, a “Company Bonus Unit Agreement”) that was outstanding as of immediately prior to the Effective Time automatically vested in full, to the extent unvested, and was canceled and converted into the right to receive a lump-sum cash payment, without interest, equal to the consideration such employee would receive in connection with a “change of control” (as defined in the applicable Company Bonus Unit Agreement) in accordance with the terms of such Company Bonus Unit Agreement.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2026, and is incorporated herein by reference. A copy of the Amendment to the Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2026, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introduction and Items 2.01 and 3.03 of this Current Report is incorporated herein by reference.

Prior to the opening of trading on June 16, 2026, the Company notified The New York Stock Exchange (“NYSE”) that the Merger had been completed and that a certificate of merger had been filed with the Secretary of State of the State of Delaware, and requested that NYSE suspend trading of the Company Common Stock on NYSE prior to the opening of trading on June 16, 2026. Trading of the Company Common Stock on NYSE was halted prior to the opening of trading on June 16, 2026. The Company also requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of all Company Common Stock from NYSE and the deregistration of such Company Common Stock under Section 12(b) of the Exchange Act. As a result, the Company Common Stock will no longer be listed on NYSE.

In addition, the Company intends to file a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Exchange Act with the SEC, requesting the termination of registration of the shares of Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all Company Common Stock and post-effective amendments to its registration statements on Forms S-1/A, S-3 and S-8, terminating the registration of the Company Common Stock underlying such registration statements. The Company does not have any separate reporting obligations under Section 15(d) of the Exchange Act with respect to the Company Preferred Stock outstanding as of the Effective Time.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in the Introduction and Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding as of immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration for such shares pursuant to the terms of the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information provided in the Introduction and Items 2.01 and 5.02 of this Current Report is incorporated herein by reference.

The total amount of cash consideration payable to the Company’s equityholders at closing in connection with the Merger and pursuant to the Merger Agreement was approximately $1.6 billion, which was provided and/or arranged by affiliates of the Consortium through a combination of equity and $1.3 billion of debt financing, in respect of which debt financing Fairfax has agreed to provide a stand-by guarantee.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information provided in the Introduction and Items 1.02 and 2.01 of this Current Report is incorporated herein by reference.

Immediately prior to the Effective Time, in connection with the consummation of the Merger, each member of the Company’s board of directors resigned from and ceased serving on the board of directors of the Company and each of its subsidiaries and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The members of the Company’s board of directors immediately prior to the Effective Time were William J. McMorrow, Todd Boehly, Richard Boucher, Trevor Bowen, Wade Burton, Michael Eisner, Jeffrey Meyers, David A. Minella, Nadine I. Watt, Sanaz Zaimi and Stanley R. Zax.

At the Effective Time, by virtue of the Merger, the directors of Merger Sub immediately prior to the Effective Time, including William J. McMorrow, In Ku Lee, Matthew Windisch and Wade Burton, became the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time became the initial officers of the Surviving Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introduction and Item 2.01 of this Current Report is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A to the Merger Agreement and became the certificate of incorporation of the Surviving Company (the “Third Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Surviving Company, except that all references to Merger Sub were automatically amended to become references to the Surviving Company (the “Fourth Amended and Restated Bylaws”).

Copies of the Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 16, 2026, the Company issued a press release announcing the closing of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*+
Agreement and Plan of Merger, dated as of February 16, 2026, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2026).

2.2
Amendment to Agreement and Plan of Merger, dated as of March 15, 2026, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2026).

3.1	Third Amended and Restated Certificate of Incorporation.

3.2	Fourth Amended and Restated Bylaws.

4.1	Supplemental Indenture No. 2031-2, dated as of June 16, 2026, by and among the Issuer, the Company, the Subsidiary Guarantors and the Trustee.

4.2	Supplemental Indenture No. 2033-2, dated as of June 16, 2026, by and among the Issuer, the Company, the Subsidiary Guarantors and the Trustee.

99.1	Press Release, dated as of June 16, 2026.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

* Certain schedules, exhibits and annexes (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted attachments upon request by the SEC.

+ Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 16, 2026